Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen North Carolina Dividend Advantage Municipal Fund
333-49256
811-09461

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm and to elect members of the Board, (there was no solicitation to managements nominee).

To approve a new
 investment
management
agreement
 Common and
MuniPreferred
shares voting
together as a class
  MuniPreferred
 shares voting
 together as a
class


   For

               1,253,524


                          -

   Against

                    40,817

                          -

   Abstain

                    58,031

                          -

   Broker Non-
Votes

                  422,640

                          -

      Total

               1,775,012

                          -
Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012789.